                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     - - - - - - - - - - - - - - - - - - - -
                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                                (RULE 14A - 101)

                     - - - - - - - - - - - - - - - - - - - -


Filed by the Registrant |X|

Check the appropriate box:

|_|      Preliminary Proxy Statement

|_| Confidential, For use of the Commission only (as permitted by Rule 14a-6(e)(2))

|X|      Definitive Proxy Statement

|_|      Definitive Additional Materials

|_|      Soliciting Material Pursuant to Exchange Act Rule 14a-11 or 14a-12

                        PACIFICHEALTH LABORATORIES, INC.
         -------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|      No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:

|_|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                        PACIFICHEALTH LABORATORIES, INC.

                           100 Matawan Road, Suite 420
                                Matawan, NJ 07747
                        --------------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 8, 2005


TO THE STOCKHOLDERS OF PACIFICHEALTH LABORATORIES, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PACIFICHEALTH LABORATORIES, INC. (the "Company") will be held at the Marriott Courtyard, 245 Half Mile Road, Red Bank, NJ, 07701 on June 8, 2005 at 10:00 a.m., local time, for the following purposes:

1.   To elect five (5) directors;

2. To ratify the appointment of Eisner LLP as independent auditors for the Company for the fiscal year ending December 31, 2005; and

3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has established the close of business on May 9, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournments or postponements thereof. In order that the meeting can be held and a maximum number of shares can be voted, whether or not you plan to be present at the meeting in person, please fill in, date and sign, and promptly return the enclosed Proxy in the return envelope provided for your use. No postage is required if mailed in the United States.

You are urged to review carefully the accompanying proxy statement and to complete, sign, date and return the enclosed proxy card as promptly as possible whether or not you plan to attend the meeting. You may revoke your proxy at any time before it has been voted. You are cordially invited to attend the annual meeting in person if it is convenient for you to do so.


                                           By order of the Board of Directors,

                                           Stephen P. Kuchen, Secretary
May 10, 2005

                        PACIFICHEALTH LABORATORIES, INC.

                           100 Matawan Road, Suite 420
                                Matawan, NJ 07747
                                 (732) 739-2900
                        --------------------------------


                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 8, 2005

         The enclosed Proxy is solicited on behalf of the Board of Directors of PACIFICHEALTH LABORATORIES, INC. (the "Company") for use at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time, at the Marriott Courtyard, 245 Half Mile Road, Red Bank, NJ, 07701 on June 8, 2005 for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement. This meeting and any adjournments or postponements are referred to in the Proxy Statement as the "Annual Meeting." This Proxy Statement and the enclosed Proxy are being mailed to stockholders on or about May 10, 2005.

         Proxies properly executed and timely returned will be voted at the Annual Meeting in accordance with the directions on the Proxy. If no direction is indicated on the Proxy, the shares will be voted FOR (1) the election of the nominees named as directors of the Company, and (2) the ratification of the appointment of Eisner LLP as independent auditors for the Company for the fiscal year ending December 31, 2005, and on other matters presented for a vote, if any, in accordance with the judgment of the persons acting as proxy. The persons named as proxies were selected by the Board of Directors and are presently executive officers of the Company.

VOTING SECURITIES AND VOTES REQUIRED

         The holders of shares of the common stock, par value $.0025 per share (the "Common Stock") and the Company's Series A Preferred Stock, par value $.01 per share (the "Series A Shares") of the Company (cumulatively, the "Shares") of record at the close of business on May 9, 2005 (the "Record Date") are entitled to receive notice of, and to vote at, the Annual Meeting. On that date, there were 10,237,045 shares of Common Stock and 90,909 Series A Shares outstanding and entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to cast one vote on (1) the election of up to five nominees for the Board of Directors, (2) the ratification of the appointment of Eisner LLP as independent auditors for the Company for the year ending December 31, 2005, and on each other matter that may be properly brought to before the meeting. Each Series A Share is entitled to cast one vote on such matters for each share of Common Stock into which such Series A Shares can be converted. At the Record Date, each Series A Share was convertible into 10 shares of Common Stock so that the Series A Shares will be entitled to an aggregate of 909,090 votes at the Annual Meeting. At the Annual Meeting, Common Stock and Series A Shares will vote together as one class.

          The presence, in person or by proxy, of the holders of a majority of outstanding Shares will constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld from any director, abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Votes cast in person or by proxy at the Annual Meeting will be tabulated by a representative of StockTrans, Inc., who will serve as inspector of elections. The five (5) nominees for the Board of Directors receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted shall be elected as directors. Abstentions and broker non-votes are not considered in the election of directors. Approval of the ratification of appointment of independent auditors requires the affirmative vote of the majority of the shares present at the meeting in person or by proxy. On any matters other than the election of directors, abstentions will be counted as negative votes, and broker non-votes will not be counted.

         Stockholders whose shares are held in "street name" by a broker and who have instructed the broker to vote the shares must follow the directions received from the broker as to how to change their vote. Stockholders whose shares are held in "street name" by a broker, and who wish to vote in person at the Annual Meeting, must first obtain a legal proxy from their broker.

         Stockholders do not have cumulative voting rights.

REVOCABILITY OF PROXY

         Execution of the enclosed Proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person. A stockholder, in exercising his right to vote in person at the Annual Meeting, effectively revokes all previously executed Proxies. In addition, the Proxy is revocable at any time prior to the effective exercise thereof by filing notice of revocation with the Secretary of the Company or by filing a duly executed Proxy bearing a later date.

PERSONS MAKING THE SOLICITATION

         The solicitation of Proxies is being made by the Company. The cost of such solicitation, including the actual expenses incurred by brokerage houses, nominees and fiduciaries in forwarding proxy materials to beneficial owners, will be borne by the Company. In addition to solicitation by mail, certain officers and other employees of the Company may solicit Proxies in person, by mail, or by telephone, but such persons will not be separately compensated for these services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of May 9, 2005, the Company had 10,237,045 shares of Common Stock outstanding and Series A Preferred Stock convertible into 909,090 Common shares. The following table sets forth information concerning the ownership of the Company's Common Stock as of such date by each person known to the Company to be the beneficial owner of more than five percent of the Common Stock, by each of the Company's directors and executive officers, and by the Company's directors and executive officers, as a group.

                                                 COMMON STOCK (2)                    COMMON STOCK (2)
NAME AND ADDRESS (1)                        AMOUNT BENEFICIALLY OWNED              PERCENTAGE OF CLASS
--------------------                        -------------------------              -------------------

5% BENEFICIAL OWNERS
--------------------
Matthew Smith (3)                                     954,144                              9.3%
241 Central Park West
New York, NY 10024

Hormel Health Labs, LLC (4)                           909,090                              8.2%
1 Hormel Place
Austin, MN 55912

Greg Horn (5)                                         718,538                              6.3%
2971 Northeast 27th Ave.
Lighthouse Point, FL 33064

OFFICERS AND DIRECTORS
----------------------

Robert Portman (6)                                  3,111,051                             24.5%
Chairman of the Board and
Chief Scientific Officer

David Mastroianni (7)                                 137,500                              1.2%
President, Chief Executive Officer and
a Director

Stephen P. Kuchen (8)                                 116,044                              1.0%
Vice President, Chief Financial Officer,
and a Director

David I. Portman (9)                                  376,841                              3.4%
Director

Michael Cahr (10)                                      58,194                                *
Director

Executive Officers and                              3,799,630                             29.0%
Directors, as a group (5 persons)

 *       Less than one percent

(1) Except as otherwise indicated, the address of each person named in the above table is c/o PacificHealth Laboratories, Inc., 100 Matawan Road, Suite 420, Matawan, NJ 07747.

(2) Common Stock which is issuable upon the exercise of a stock option or warrant which is presently exercisable or which becomes exercisable within sixty days is considered outstanding for the purpose of computing the percentage ownership (x) of persons holding such options or warrants, and (y) of officers and directors as a group with respect to all options and warrants held by officers and directors.

(3) Includes 318,048 shares that may be acquired by exercise of warrants exercisable within 60 days of May 8, 2005.

(4) Includes 90,909 shares of Series A Preferred Stock (representing 100% of the issued and outstanding preferred stock) convertible into 909,090 shares of Common Stock.

(5) Includes 243,071 shares that may be acquired by exercise of options and warrants exercisable within 60 days of May 8, 2005.

(6) Includes 1,570,428 shares that may be acquired by exercise of options and warrants exercisable within 60 days of May 8, 2005. Does not include 200,000 shares of Common Stock owned by Jennifer Portman, Dr. Portman's wife, individually and as Trustee for his and her minor children, as to which Dr. Portman disclaims beneficial ownership.

(7) Includes 137,500 shares that may be acquired by exercise of options and warrants exercisable within 60 days of May 8, 2005.

(8) Includes 105,348 shares that may be acquired by exercise of options exercisable within 60 days of May 8, 2005.

(9) Includes 81,389 shares that may be acquired by exercise of options and warrants exercisable within 60 days of May 8, 2005.

(10) Includes 58,194 shares that may be acquired by exercise of options exercisable within 60 days of May 8, 2005.

CHANGE OF CONTROL

         There are no arrangements known to the Company the operation of which may result in a change in control of the Company. The Company is prohibited from entering into a merger, consolidation or sale of substantially all of its assets without the consent of the holders of Series A Preferred Stock, unless the terms of such transaction provide such holders with at least a 35% cumulative annual return on investment.

                      PROPOSAL NO. 1: ELECTION OF DIRECTORS

         Five directors are to be elected at the Annual Meeting. The persons named as Proxies for this Annual Meeting intend to vote in favor of the election of the following nominees as directors of the Company. If you do not wish your shares to be voted for any of the nominees, you may so indicate on the Proxy. All directors will be elected to hold office until the next annual meeting of stockholders in 2006 and until their successors are duly elected and qualified. All of the nominees are presently serving as directors of the Company. Each of the nominees has consented to serve if elected. However, if any of the nominees should become unavailable prior to the election, the holder of the Proxies may vote the Proxies for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors to be elected. At this time, the Board of Directors knows of no reason why any nominee may be unavailable to serve.

         The nominees of the Board of Directors are as follows:

         DR. ROBERT PORTMAN, age 60, has served as Chairman of the Board of Directors of the Company and Chief Scientific Officer since September 2004. Prior to that, Dr. Portman served as President, Chief Executive Officer, and Chairman of the Board of Directors of the Company since its inception. Dr. Portman has a Ph.D. in Biochemistry and worked as a senior scientist at Schering Laboratories before co-founding M.E.D. Communications in 1974 with his brother, David Portman. In 1987, Dr. Portman started a consumer agency and, in 1993, he merged both agencies to form C&M Advertising. C&M Advertising, with billings in excess of $100 million, handled national advertising for such diverse accounts as Berlex Laboratories, Ortho-McNeil Laboratories, Tetley Tea, Radisson Hotels, and HIP of New Jersey. Effective June 1, 1995, Dr. Portman relinquished his responsibilities as Chairman of C&M Advertising (which since has been renamed "The Sawtooth Group") to assume his present positions with the Company on a full time basis, and, in September 1996, Dr. Portman sold his interest in that company.

         DAVID MASTROIANNI, age 46, was named President, Chief Executive Officer, and a member of the Board of Directors in September 2004. Mr. Mastroianni, who has a B.S. in Nutritional Science from The University of Arizona and has worked in this field since graduating in 1981, held various executive positions for Weider Nutrition, a major branded consumer nutrition products company, from 1991 to 1998 including his last responsibility there as Executive Vice President of Sales and Marketing. During this time, Weider grew from revenues of $47 million to over $320 million and executed a successful IPO in May 1997. From 1999 to 2003, Mr. Mastroianni was President of Unicity Network (created from the merger of Enrich International and Rexall Showcase), a global network marketing division of Royal Numico, where revenues increased from $118 million to over $300 million during that time. Unicity sold and distributed nutritional and personal care products through independent distributors worldwide. Most recently, Mr. Mastroianni was President of NaturalGrowth, a company he founded to consult with senior management of natural health companies in developing all aspects of their business.

         STEPHEN P. KUCHEN, age 44, has served as Chief Financial Officer, Chief Operating Officer, Treasurer, Secretary and a Director, of the Company since September 2004. Prior to that, Mr. Kuchen served as the Vice President - Finance, Chief Financial Officer, Treasurer, Assistant Secretary and a Director, of the Company since June 2000. Mr. Kuchen initially joined the Company in February of 2000 as Controller. Prior to joining the Company, Mr. Kuchen was employed from 1996 to 1999 as the Controller of Able Laboratories, a public company located in South Plainfield, New Jersey that manufactures and sells generic pharmaceuticals. Prior to his employment by Able Laboratories, Mr. Kuchen was the Controller of Jerhel Plastics, a privately owned manufacturer of women's compact cases from 1993 to 1996. Mr. Kuchen is a graduate of Seton Hall University in South Orange, NJ, and is a Certified Management Accountant.

         DAVID I. PORTMAN, age 64, has served as a Director of the Company from its inception. Mr. Portman has a BS in Pharmacy and an MBA. He worked as a sales representative and marketing manager for Eli Lilly, Beecham-Massengill, Winthrop Laboratories and Sandoz Pharmaceuticals before co-founding M.E.D. Communications in 1974. In 1988, Mr. Portman sold his interest in M.E.D. Communications to Robert Portman, and became President of TRIAD Development, a real estate company that has numerous commercial and rental properties in New Jersey, a position that he still holds. Mr. Portman served as a director of First Montauk Securities Corp. from 1993 through December 31, 2002.

         MICHAEL CAHR, age 65, was appointed to the Board of Directors in April 2002. Since April 1999, Mr. Cahr has served as President of Saxony Consultants, a company that provides financial and marketing expertise to organizations in the United States and abroad. Mr. Cahr was Chairman of Allscripts, Inc., the leading developer of hand-held devices that provide physicians with real-time access to health, drug and other critical information from September 1997 through March 1999 and President, CEO and Chairman from June 1994 to September 1997. Prior to Allscripts, Mr. Cahr was Venture Group Manager for Allstate Venture Capital where he oversaw investments in technology, healthcare services, biotech and medical services from October 1987 to June 1994. Mr. Cahr serves as a director of Lifecell Corporation, a Branchburg, New Jersey-based, publicly traded tissue engineering company where he has been a board member since 1991. He is also a director of Truswal Systems, an Arlington, Texas-based software engineering firm.

ARRANGEMENTS AND RELATIONSHIPS

         Pursuant to an Amended and Restated Investor Rights Agreement, as long as at least 50% of the original shares of the Series A Preferred Stock remain outstanding, the holders of the Series A Preferred Stock have the right to designate an individual to be nominated to the Company Board of Directors, provided that such designee would be considered an independent director under. All of the shares of Series A Preferred Stock are currently held by Hormel Health Labs, LLC ("Hormel"). Hormel has not exercised this right with respect to this Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE SLATE OF NOMINEES SET FORTH IN THIS PROPOSAL. PROXIES RECEIVED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS. THE FIVE NOMINEES RECEIVING THE HIGHEST NUMBER OF AFFIRMATIVE VOTES OF THE SHARES PRESENT OR REPRESENTED AND ENTITLED TO BE VOTED SHALL BE ELECTED AS DIRECTORS.

EXECUTIVE OFFICERS

         The executive officers of the Company as of the date of this Proxy Statement are as follows:

Name                        Position with the Company
----                        -------------------------
Robert Portman, Ph.D.       Chairman of the Board of Directors and Chief Scientific Officer
David Mastroianni           President and Chief Executive Officer
Stephen P. Kuchen           Chief Financial Officer, Chief Operating Officer, Secretary, Treasurer

         Information concerning Dr. Portman, Mr. Mastroianni, and Mr. Kuchen is included above in the biographical summaries of the nominees for director

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The business affairs of the Company are managed under the direction of the Board of Directors. During 2004, the Board of Directors met via telephonic conference call five times, and met four times in person. In 2004, David Portman attended five of these meetings. No other incumbent Director attended fewer than 75% of the total number of Board meetings and meetings of committees upon which he served during the period for which he served as a director. Former director Joseph Harris resigned from the Board of Directors effective April 11, 2005, former Director Gregory Horn resigned from the Board of Directors effective March 3, 2005 and former director T. Colin Campbell, Ph.D. resigned from the Board of Directors effective March 1, 2004.

DIRECTOR ATTENDANCE AT COMPANY ANNUAL MEETINGS

         We currently expect all the Company's directors to be in attendance at the Annual Meeting. It has been customary for our directors to attend our annual meetings of stockholders. All of the directors then in office attended the 2004 Annual Meeting of Stockholders.

         The Board of Directors has established three standing committees: the Compensation Committee, the Audit Committee and the Nominating Committee.

DIRECTOR INDEPENDENCE

         Mr. Cahr is an independent director as defined under NASDAQ rules. NASDAQ rules are not now directly applicable to the Company. Mr. Cahr is currently our only independent director.

COMPENSATION COMMITTEE

         The Board of Directors of the Company has established a separately designated standing Compensation Committee. The Compensation Committee, which was formed in June 2002, took action by unanimous consent one time during the fiscal year ended December 31, 2004. The Compensation Committee was formed to set policies for compensation of the Chief Executive Officer and the other executive officers of the Company. The Compensation Committee periodically compares the Company's executive compensation levels with those of companies with which the Company believes that it competes for attraction and retention of senior caliber personnel. The Compensation Committee either determines or recommends to the Board of Directors the compensation of all executive officers.

         During fiscal 2004, the Compensation Committee was composed of former director Joseph Harris and Mr. Cahr, each of who are deemed independent under NASDAQ standards. As Mr. Harris resigned in April 2005, Mr. Cahr is currently the sole member of the Compensation Committee.

AUDIT COMMITTEE

         The Board of Directors of the Company has established a separately designated, standing Audit Committee. The Audit Committee met five times during fiscal year ended December 31, 2004. The Audit Committee performs the role described in section 3(a)(58)(A) of the Securities Exchange Act of 1934, and reviews and discusses with the Company's management and its independent auditors the audited and unaudited financial statements contained in the Company's Annual Reports on Form 10-KSB and Quarterly reports on Form 10-QSB, respectively. Although the Company's management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls and procedures, the Audit Committee reviews and discusses the reporting process with management on a regular basis. The Audit Committee also discusses with the independent auditor their judgments as to the quality of the Company's accounting principles, the reasonableness of significant judgments reflected in the financial statements and the clarity of disclosures in the financial statements as well as such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee amended its written charter on March 16, 2004. The Audit Committee Charter is available on the Company's website - www.pacifichealthlabs.com.

         During 2004, the Audit Committee was composed of Joseph Harris, Michael Cahr and T. Colin Campbell (through February 28, 2004). Because of Dr. Campbell's resignation on March 1, 2004 and Mr. Harris' resignation effective April 11, 2005, Mr. Cahr is currently the sole member of the Audit Committee. Mr. Cahr meets, and Mr. Harris met, the criteria for independence set forth in applicable SEC rules relating to audit committee members, and under NASDAQ rules, although NASDAQ rules are not applicable to the Company at this time. Mr. Harris was the "Audit Committee Financial Expert" as that term is defined in
Item 401 of Regulation S-B. The Board has not yet determined if Mr. Cahr meets the criteria for "Audit Committee Financial Expert."

AUDIT COMMITTEE REPORT

To the Board of Directors of
PacificHealth Laboratories, Inc.:

         The Audit Committee has reviewed and discussed the Company's audited financial statements for the year ended December 31, 2004 with management. The Audit Committee has discussed with Eisner LLP, the Company's independent auditors for 2004, the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented. The Audit Committee has received the written disclosures and the letter from Eisner LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with Eisner LLP that firm's independence. The Audit Committee has also discussed with the Company's management and with the auditing firm such other matters and received such assurances from them, as we deemed appropriate.

         Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for fiscal 2004 for filing with the Securities and Exchange Commission.

                        Submitted by the Audit Committee:

                                  Michael Cahr

         The foregoing report of the Audit Committee shall not be deemed to be soliciting material, to be filed with the Securities and Exchange Commission ("SEC") or to be incorporated by reference into any of the Company's future filings with the SEC, except as may be explicitly specified by the Company in any future filing.

NOMINATING COMMITTEE AND NOMINATION OF DIRECTORS

         The Nominating Committee was formed on March 16, 2004. The Nominating Committee will be responsible for identifying and recommending qualified candidates to serve as directors of the Company, considering nominees for director recommended by stockholders and other Board members and to recommend selection and qualification criteria for directors. Former director Mr. Harris and current director Michael Cahr were the members of the Nominating Committee for 2004 and were independent under relevant NASDAQ rules, although the NASDAQ rules are not directly applicable to the Company. Prior to formation of the Nominating Committee, nominations for the election of directors at annual meetings have generally been handled by the full Board of Directors. Other than Mr. Cahr, no other members of the Board of Directors are deemed to be independent.

         The Nominating Committee does not have a charter. Generally, the Company and the Nominating Committee believe nominees for director should possess the highest personal and professional ethics, integrity and values, and must be committed to representing the long-term interests of the stockholders. The Nominating Committee will seek candidates having experience in business, management, marketing, finance, regulatory matters, the sports nutrition and nutritional and dietary supplement industries, the pharmaceutical industry and in other areas that are relevant to the Company's activities. Additionally, director nominees should have sufficient time to effectively carry out their duties.

         The Nominating Committee will consider candidates that are put forward by Company stockholders. The proposed candidate's name, and the information described below, should be sent to Stephen Kuchen, Vice-President-Finance, Chief Financial Officer, and Assistant Secretary, at the Company's principal executive offices located at 100 Matawan Road, Suite 420, Matawan, New Jersey, 07747-3913. Mr. Kuchen will then submit such information to the Nominating Committee for review and consideration. The process for determining whether to nominate a director candidate put forth by a stockholder is the same as that used for reviewing candidates developed internally. Other than candidates submitted by its directors and executive officers, the Company has not, in the past 5 years, received a proposed candidate for nomination from any large long-term shareholder.

         Under the Company's bylaws, notice of a proposed candidate must be received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice must be received by the Company not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or made public. The stockholder's notice must state

         o the name, age, business address and residence address of the candidate;
         o        the principal occupation or employment of the candidate;
         o the class and number of shares of the Company which are beneficially owned by the candidate;
         o any other information relating to the Candidate that is required to be disclosed under the SEC's proxy rules (including without limitation such persons' written consent to being named in any proxy statement as a nominee and to serving as a Director if elected);
         o the name and address, as they appear on the Company's books, of the stockholder making the proposal; and
         o the class and number of shares of the Company which are beneficially owned by the stockholder making the proposal.

         Although the Company is not currently required to have a majority of independent directors on its Board of Directors, the Company continues to search for additional, highly qualified, individuals, who would be deemed independent, to appoint to its Board of Directors.

         As a small company, the Company has generally used an informal process to identify and evaluate director candidates. Although the Company believes that identifying and nominating highly skilled and experienced director candidates is critical to its future, the Company has not engaged, nor does it believe that it is necessary at this time to engage, any third party to assist it in identifying director candidates. The Company has encouraged both independent directors and directors that are not independent to identify nominees for the Board of Directors. The Company believes that as a result, it is presented with a more diverse and experienced group of candidates for discussion and consideration.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

         The Company has not, to date, implemented a policy or procedure by which its stockholders can communicate directly with its directors. The Company is currently reviewing alternative policies and procedures for such communication and intends to have a policy in place before the end of fiscal year 2005. It has been management's policy, however, to forward to the directors any communication received by the Company that is addressed to the directors.

DIRECTORS' COMPENSATION

         For the year ended December 31, 2004, the Company compensated independent directors and committee members Cahr and Harris by granting each options to purchase 50,000 shares at $0.72 per share in lieu of cash director's fees. For the year ended December 31, 2004, the Company compensated directors D. Portman and Horn, who were not members of management but were not considered independent under NASDAQ standards, by granting each options to purchase 15,000 shares at $0.72 per share in lieu of cash director's fees.


                             EXECUTIVE COMPENSATION

EMPLOYMENT AGREEMENTS

         Through the end of 2004, Dr. Portman's employment terms were governed by a 2003 Employment Agreement effective as of January 1, 2003, terminating December 31, 2004. Under the 2003 Employment Agreement, Dr. Portman received a salary of $275,000 per year. Also pursuant to the 2003 Employment Agreement, Dr. Portman received options to purchase up to 300,000 shares of Common Stock under the Company's 2000 Stock Option Plan priced at $2.79 per share (the market price of the Company's common stock at December 24, 2002). One-third of the options vested on January 1, 2003, and one-third vested on January 1, 2004, and the remaining one-third vested on January 1, 2005. Since January 1, 2005, the Company has been compensating Dr. Portman on the basis of a $225,000 annual salary.

         Mr. Mastroianni is employed by the Company under a 2004 Employment Agreement that was effective as of September 1, 2004. Under the 2004 Employment Agreement, Mr. Mastroianni receives a salary of $275,000 per year. In addition, Mr. Mastroianni is entitled to a bonus of 5% of the Company's pre-tax annual net income. Also pursuant to the 2004 Employment Agreement, Mr. Mastroianni received options to purchase up to 550,000 shares of Common Stock not covered under any Stock Option Plan priced at $0.65 per share (the market price of the Company's common stock at September 1, 2004). One-fourth of the options vested immediately; one-fourth vest on September 1, 2005; one-fourth vest on September 1, 2006; and one-fourth vest on September 1, 2007, provided that Mr. Mastroianni is employed by the Company at such dates. To the extent not previously vested, the options also will vest if Mr. Mastroianni's employment is terminated by the Company without cause or by Mr. Mastroianni with cause or if there is a change in control of the Company. The 2004 Employment Agreement has a term of two years, and will terminate on August 31, 2006 unless terminated earlier by either Mr. Mastroianni or the Company. Mr. Mastroianni has the right to terminate the 2004 Employment Agreement without cause on thirty days prior written notice, or with cause (as defined in the 2004 Employment Agreement). The Company has the right to terminate the 2004 Employment Agreement for cause (as defined in the 2004 Employment Agreement). In addition, if Mr. Mastroianni's employment is terminated for any reason whatsoever (except by the Company with cause), Mr. Mastroianni will be entitled to receive a lump sum payment of an amount equal to the base salary which would have been paid during the period beginning on the date of termination of employment and ending on the earlier of (1) the scheduled termination date or (2) the first anniversary date of the termination date. Upon Mr. Mastroianni's termination for any reason, including his voluntary termination, Mr. Mastroianni will not be bound by any non-competition agreement unless we continue to pay his salary, in which case he will be subject to a one-year non-competition agreement.

         Under the Company's arrangement with Mr. Kuchen, in the event of a sale, merger or change in control of the Company, Mr. Kuchen will receive one-half of his annual salary and all of his options would become immediately vested. If Mr. Kuchen were subsequently terminated, Mr. Kuchen would receive one-half of his annual salary as severance.


SUMMARY COMPENSATION OF EXECUTIVE OFFICERS

         The table below sets forth information concerning compensation paid to Dr. Robert Portman, David Mastroianni, Stephen Kuchen, and Bruce Bollinger in 2004, 2003, and 2002. No executive officers of the Company other than Dr. Portman, Mr. Kuchen, and Mr. Bollinger received compensation of $100,000 or more in fiscal 2004, 2003, and 2002.

                                                          SUMMARY COMPENSATION TABLE

--------------------------- -------- ---------------------------------------- ----------------------------------------- ------------
                                               Annual Compensation                     Long Term Compensation
                                     ---------------------------------------- -----------------------------------------
                                                                                         Awards               Payouts
                                                                              ------------------------------ ----------
                                                                                              Securities
                                                                   Other                         Under-
                                                                   Annual       Restricted       lying                    All Other
Name and                                                          Compen-         Stock         Options/        LTIP       Compen-
Principal                               Salary        Bonus        sation        Award(s)         SARs         Payouts     sation
Position                      Year       ($)           ($)          ($)            ($)             (#)           ($)         ($)

(a)                           (b)        (c)           (d)          (e)            (f)             (g)           (h)         (i)
--------------------------- -------- ------------- ------------ ------------- ------------- ---------------- ---------- ------------
    Dr. Robert Portman,       2004      275,000         -0-          (1)           -0-           450,000         -0-         -0-
    Chairman and Chief      -------- ------------- ------------ ------------- ------------- ---------------- ---------- ------------
    Scientific Officer        2003      275,000         -0-          (1)           -0-             -0-           -0-         -0-
                            -------- ------------- ------------ ------------- ------------- ---------------- ---------- ------------
                              2002      275,000         -0-          (1)           -0-           300,000         -0-         -0-
--------------------------- -------- ------------- ------------ ------------- ------------- ---------------- ---------- ------------

--------------------------- -------- ------------- ------------ ------------- ------------- ---------------- ---------- ------------
    David Mastroianni,        2004       91,667 (2)     -0-          (1)           -0-           550,000         -0-         -0-
    President and CEO
--------------------------- -------- ------------- ------------ ------------- ------------- ---------------- ---------- ------------
     Stephen Kuchen,          2004      119,192         -0-          (1)           -0-           120,000         -0-         -0-
    VP - Finance & CFO      -------- ------------- ------------ ------------- ------------- ---------------- ---------- ------------
                              2003      115,000         500          (1)           -0-           20,000          -0-         -0-
                            -------- ------------- ------------ ------------- ------------- ---------------- ---------- ------------
                              2002      100,000         500          (1)           -0-             -0-           -0-         -0-
--------------------------- -------- ------------- ------------ ------------- ------------- ---------------- ---------- ------------
     Bruce Bollinger,         2004      123,160 (3)     -0-          (1)           -0-             -0-           -0-         -0-
 Executive VP- Marketing    -------- ------------- ------------ ------------- ------------- ---------------- ---------- ------------
                              2003      150,000         500          (1)           -0-             -0-           -0-         -0-
--------------------------- -------- ------------- ------------ ------------- ------------- ---------------- ---------- ------------
                              2002       25,000 (4)     250          (1)           -0-           105,000         -0-         -0-
--------------------------- -------- ------------- ------------ ------------- ------------- ---------------- ---------- ------------

         (1)  Less than 10% of annual salary and bonus.
         (2)  Mr. Mastroianni joined the Company in September 2004.
         (3) Mr. Bollinger left the Company in June 2004 and this amount includes severance pay.
         (4)  Mr. Bollinger joined the Company in November 2002.

The following table sets forth certain information regarding options granted in fiscal 2004:

                      OPTION/SAR GRANTS IN FISCAL-YEAR 2004
                               (INDIVIDUAL GRANTS)

--------------------------------------- -------------------- -------------------- ----------------- ------------------
                                          Percent Of Total
                                             Number of          Options/SARs
                                            Securities           Granted to
                                            Underlying          Employees In        Exercise Or
                                           Options/SARs          Fiscal Year         Base Price      Expiration Date
Name                                        Granted (#)              (c)             ($/Share)             (e)
(a)                                             (b)                                     (d)
--------------------------------------- -------------------- -------------------- ----------------- ------------------
Dr. Robert Portman                          450,000 (1)             35.2%              $0.65            09/01/09
--------------------------------------- -------------------- -------------------- ----------------- ------------------
David Mastroianni                           550,000 (2)             43.1%              $0.65            09/01/09
--------------------------------------- -------------------- -------------------- ----------------- ------------------
Stephen Kuchen                              120,000 (3)              9.4%              $0.70            10/01/09
--------------------------------------- -------------------- -------------------- ----------------- ------------------

         (1) Dr. Portman's options vest as to 150,000 shares at September 1, 2004; 150,000 shares at September 1, 2005; and 150,000 shares at September 1, 2006.
         (2) Mr. Mastroianni's options vest as to 137,500 shares at September 1, 2004; 137,500 shares at September 1, 2005; 137,500 shares at
              September 1, 2006; and 137,500 shares at September 1, 2007.
         (3)  Mr. Kuchen's options vest as to 30,000 shares at October 1, 2004;
              30,000 shares at October 1, 2005; 30,000 shares at October 1,
              2006; and 30,000 shares at October 1, 2007.

The following table sets forth information with respect to the number of unexercised options and the value of unexercised "in-the-money" options held by Dr. Robert Portman, David Mastroianni, and Stephen Kuchen at December 31, 2004:

             AGGREGATED OPTION/SAR EXERCISES IN FISCAL-YEAR 2004 AND
                          OPTION/SAR VALUES AT 12/31/04

------------------------------ ------------ ----------- ------------------------------- ------------------------------
                                                              Number of Securities          $ Value of Unexercised
                                                             Underlying Unexercised        In-the-Money Options/SARs
                                 Shares                     Options/SARs At 12/31/04              At 12/31/04
                                Acquired       Value              Exercisable/                   Exercisable/
                               On Exercise   Realized            Unexercisable                   Unexercisable
Name                               (#)          ($)                   (#)                             ($)
(a)                                (b)          (c)                   (d)                             (e)
------------------------------ ------------ ----------- -------------- ---------------- -------------- ---------------
                                                         Exercisable    Unexercisable    Exercisable    Unexercisable
------------------------------ ------------ ----------- -------------- ---------------- -------------- ---------------
Robert Portman                     -0-         -0-         1,460,000          100,000       $ 322,870           -0-
------------------------------ ------------ ----------- -------------- ---------------- -------------- ---------------
David Mastroianni                  -0-         -0-           137,500          412,500         $ 4,125        $ 12,375
------------------------------ ------------ ----------- -------------- ---------------- -------------- ---------------
Stephen Kuchen                     -0-         -0-            60,000           20,000         $ 6,970           -0-
------------------------------ ------------ ----------- -------------- ---------------- -------------- ---------------

         For the purpose of computing the value of "in-the-money" options at December 31, 2004, in the above table, the fair market value of the Company's common stock at such date is deemed to be $0.68 per share, the closing sale price of the Common Stock on such date as reported by the OTC Bulletin Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During the last two fiscal years, the Company has not entered into any material transactions or series of transactions which, in the aggregate, would be considered material in which any officer, director or beneficial owner of 5% or more of any class of capital stock of the Company had a direct or indirect material interest, nor are any such transactions presently proposed, except as follows:

         (a) In December 2003, the Company acquired all of the outstanding capital stock of Strong Research Corp. ("STRONG") from the Company's director, Gregory T. Horn. In exchange, the Company issued to Mr. Horn 150,000 shares of the Company's common stock. The Company also will issue an additional 150,000 shares to Mr. Horn if certain milestones are achieved. In addition, the Company issued 52,000 shares of its common stock to satisfy obligations of STRONG for services rendered by consultants. All of the Company's independent directors present at the board meeting where this transaction was approved, constituting 2 of the Company's 3 independent directors in office at the time, considered the potential conflicts of interest and, based on information provided by the officers, concluded that the transaction was in the best interest of the Company, and that the terms of the transaction were fair and reasonable to the Company and as favorable to the Company as if STRONG were controlled by an unaffiliated party. On December 29, 2003, the Company filed with the SEC a Current Report on form 8-K discussing this transaction.

         (b) In an August and September 2003 private placement, the Company issued an aggregate of 3,208,556 shares of its common stock, together with warrants exercisable for an aggregate of 1,604,278 shares of its common stock. The shares and warrants were issued in units of two shares and one warrant. Each warrant is exercisable for one share of common stock. Investors paid $0.935 for each unit, which price represented a 15% discount from the market price of two shares, calculated over a ten day period as of the initial closing. Certain of the Company's executive officers and directors participated in this transaction. Dr. Robert Portman, David Portman and Stephen Kuchen, respectively, purchased 320,856, 106,952 and 10,696 shares, together with 160,428, 53,476 and 5,348 warrants, in this private placement, on the same price and terms as non-affiliated investors. In addition, Mr. Horn, the Company's new director, purchased 427,807 shares and 213,903 warrants on the same terms as other investors. Mr. Horn committed to the purchase of such shares at approximately the same time as he was elected director.

         (c) On January 12, 2005, six directors of the Company loaned the Company an aggregate amount of $60,000, which amount was intended to be a bridge loan pending financing. This amount was repaid with the proceeds of the sale of preferred stock described below. All of the Company's directors participated in this loan except Mr. David Portman.

         (d) On January 28, 2005, the Company entered into a Series A Preferred Stock Purchase Agreement and related agreements with Hormel Health Labs, LLC ("Hormel") pursuant to which the Company issued and sold 90,909 shares of Series A Preferred Stock for an aggregate purchase price of $1,000,000 or $11.00 per share. The shares Series A Preferred Stock issued to Hormel are convertible into an aggregate 909,090 shares of common stock, subject to adjustment. In connection with the Series A Stock Purchase Agreement, the Company and Hormel entered into an Investors' Rights Agreement on the same date. Under the Investors Rights Agreement, the Company agreed, upon request by the holders of the Series A Preferred Stock, and subject to customary terms and conditions, to file a registration statement with the SEC registering for resale the shares of common stock issuable upon conversion of the Series A Preferred Stock. Under the Investors' Rights Agreement, the Company also agreed to include the common stock issuable upon conversion of the Series A Preferred Stock in any other registration statement the Company may file with the SEC. The Investors' Rights Agreement prohibits the Company from granting registration rights superior to those under the Investors Rights Agreement. Under the Investors' Rights Agreement, the holders of the Series A Preferred Stock also are granted a right to participate on a pro rata basis in future sales of equity securities (or securities exercisable for or convertible into equity securities). As long as at least 50% of the original shares of the Series A Preferred Stock remain outstanding, the holders have the right to designate an individual to be nominated to the Company Board of Directors, provided that such designee would be considered an independent director under the Exchange Act. Hormel has not yet indicated whether it will exercise this right or the identities of proposed designees. Also in connection with this transaction, the Company, Hormel and Dr. Robert Portman, the Chairman of the Company's Board of Directors and Chief Scientific Officer, entered into a Right of First Refusal and Co-Sale Agreement on January 28, 2005. Under this agreement, the Company and Hormel have the right of first refusal to purchase shares of the Company's common stock, which are held by Dr. Portman and which he wishes to sell, at the price and terms offered by a third party. In addition, if the right of first refusal is not exercised in connection with any sale by Dr. Portman, Hormel will have the right to require a portion of its shares to be included with Dr. Portman's sale to a third party. Certain sales by Dr. Portman will be exempt from these restrictions, including public sales by Dr. Portman pursuant to Rule 144.

         (e) On January 28, 2005, the Company entered into an Exclusive Custom Manufacturing Agreement (the "Manufacturing Agreement") with an affiliate of Hormel. The Manufacturing Agreement provides for the exclusive manufacturing and processing of the Company's powered sports drinks at fixed prices. The initial term of the Manufacturing Agreement was one year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a director of the Company (excluding entities that are wholly owned by one or more of the executive officers). The Compensation Committee, since formation, has consisted solely of independent directors.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers, and any persons who own more than ten percent of the Company's common stock, file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of the common stock and other equity securities of the Company. Such persons are required by SEC regulations to furnish the Company with copies of all such reports that they file. To the knowledge of the Company, based upon its review of these reports, all Section 16 reports required to be filed by directors, executive officers and beneficial owners of the Company during the fiscal year ended December 31, 2004 were filed on a timely basis.

             PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF AUDITORS

         Eisner LLP ("Eisner") served as the Company's independent auditors for the audit of the Company's financial statements for the fiscal year ended December 31, 2004. Eisner has no relationship with the Company other than that arising from its employment as independent auditors. The Audit Committee has appointed Eisner as independent auditors for the Company for the fiscal year ending December 31, 2005. A proposal to ratify that appointment will be presented at the Annual Meeting. Representatives of Eisner are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from the stockholders.

         THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF EISNER LLP AS THE COMPANY'S INDEPENDENT AUDITORS. PROXIES RECEIVED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

         If the stockholders do not ratify the appointment of Eisner, the Company is not obligated to appoint other auditors, but the Audit Committee will give consideration to such unfavorable vote.

FEES PAID TO AUDITORS

         During the fiscal years ended December 31, 2003 and 2004, Eisner LLP, the Company's independent auditors, billed the Company the fees set forth below in connection with services rendered by the independent auditors to the Company:

Fee Category                         Fiscal 2003       Fiscal 2004
------------                         -----------       -----------
Audit Fees(1)                        $    44,500       $    56,500
Audit-Related Fees(2)                $     1,500       $     - 0 -
Tax Fees(3)                          $     4,000       $     8,500
All Other Fees(4)                    $     - 0 -       $     - 0 -
                                     -----------       -----------
         TOTAL                       $    50,000       $    65,000
                                     ===========       ===========

         (1) Audit fees consisted of fees for the audit of the Company's annual financial statements and review of quarterly financial statements as well as services normally provided in connection with statutory and regulatory filings or engagements, consents, and assistance with and review of Company documents filed with the SEC.

         (2) Audit-related fees consisted of fees for assurance and related services, including primarily employee benefit plan audits, due diligence related to acquisitions, accounting consultations in connection with acquisitions, consultation concerning financial accounting and reporting standards and consultation concerning matters related to Section 404 of the Sarbanes Oxley Act of 2002.

         (3) Tax fees consisted primarily of fees for tax compliance, tax advice and tax planning services.

         (4) Other fees consisted of transitional costs in connection with changing auditors.

         The Audit Committee has reviewed the above information and determined that Eisner's provision of services billed under "All Other Fees" is compatible with maintaining Eisner's independence.

POLICY FOR PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

         The Audit Committee's policy is to pre-approve all audit services and all non-audit services that the Company's independent auditor is permitted to perform for the Company under applicable federal securities regulations. As permitted by the applicable regulations, the Audit Committee's policy utilizes a combination of specific pre-approval on a case-by-case basis of individual engagements of the independent auditor and general pre-approval of certain categories of engagements up to predetermined dollar thresholds that are reviewed annually by the Audit Committee. Specific pre-approval is mandatory for the annual financial statement audit engagement, among others.

         The pre-approval policy was implemented effective as of March 16, 2004. All engagements of the independent auditor to perform any audit services and non-audit services since that date have been pre-approved by the Audit Committee in accordance with the pre-approval policy. The policy has not been waived in any instance. All engagements of the independent auditor to perform any audit services and non-audit services prior to the date the pre-approval policy was implemented were approved by the Audit Committee in accordance its normal functions.

ANNUAL REPORT

         The Company delivered copies of its Annual Report for the year ended December 31, 2004 with this Proxy Statement. Stockholders are referred to the report for financial and other information about the Company, but the report is not incorporated into this Proxy Statement and is not a part of the proxy soliciting material. STOCKHOLDERS MAY OBTAIN A COPY OF THE FULL ANNUAL REPORT TO STOCKHOLDERS AND/OR THE COMPANY'S ANNUAL REPORT TO THE SEC ON FORM 10-KSB, WITHOUT CHARGE, BY WRITING TO THE SECRETARY OF THE COMPANY AT 100 MATAWAN ROAD, SUITE 420, MATAWAN, NEW JERSEY, 07747-3913.

CORPORATE GOVERNANCE DOCUMENTS

         The Company' Audit Committee Charter and Code of Ethics have been posted on the Company's Internet website - www.pacifichealthlabs.com

OTHER MATTERS

         The Company is not aware of any other business to be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, however, the enclosed Proxy confers discretionary authority with respect thereto.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

         Any proposal by a stockholder intended to be presented at the 2006 Annual Meeting of stockholders must be received by the Company at the Company's principal executive offices, 100 Matawan Road, Matawan, NJ 07747, attention:
Secretary, no later than January 10, 2006 in order to be included in the proxy materials and form of proxy relating to the 2006 Annual Meeting. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy materials.

         For business to be properly brought before the 2006 Annual Meeting by a stockholder in a form other than a stockholder proposal, any stockholder who wishes to bring such business before the 2006 Annual Meeting of stockholders must give notice of such business in writing to the Company's Secretary at the address stated in the previous paragraph, not less than 60 nor more than 90 days prior to the 2006 Annual Meeting. In the event that less than 70 days notice or prior disclosure of the date of the meeting is given or made to stockholders, notice of such business to be timely must be received by the Company not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The stockholder's notice of such business must provide information about the stockholder proposing such business and the nature the business, as required by the Company's Amended and Restated Bylaws. A copy of these Bylaw requirements will be provided upon request in writing to the principal offices of Company.


                       BY ORDER OF THE BOARD OF DIRECTORS


                                                    Stephen P. Kuchen, Secretary


         Dated:  May 10, 2005

                        PACIFICHEALTH LABORATORIES, INC.
                           100 MATAWAN ROAD, SUITE 420
                                MATAWAN, NJ 07747
        PROXY - ANNUAL MEETING OF SHAREHOLDERS - WEDNESDAY, JUNE 8, 2005
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The undersigned hereby appoints Robert Portman, David Mastroianni, and Stephen
P. Kuchen, or any of them, proxy, with the power to appoint his substitute, and hereby authorizes each to represent and to vote, as designated below, all the Common Shares of PacificHealth Laboratories, Inc. held of record by the undersigned on May 9, 2005 at the Annual Meeting of Shareholders to be held on Wednesday, June 8, 2005 or at any adjournment thereof.

 1.  ELECTION OF DIRECTORS.
             FOR all nominees listed               WITHHOLD AUTHORITY to vote
             below (except as marked to            for all nominees listed below
             the contrary below)
     INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:
          Robert Portman, David Mastroianni, Stephen P. Kuchen, David Portman, Michael Cahr

 2. PROPOSAL TO RATIFY THE APPOINTMENT OF EISNER , LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.
          FOR            AGAINST            ABSTAIN



                 (Continued, and to be signed, on Reverse Side)

(Continued from other side)
3. In their discretion, the Proxies are authorized, to the extent permitted by the rules of the Securities and Exchange Commission, to vote upon such other business as may properly come before the meeting or any adjournment.

INSTRUCTIONS: TO WITHHOLD SUCH AUTHORITY, CHECK THE FOLLOWING BOX.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES LISTED FOR ELECTION AS DIRECTORS; FOR THE RATIFICATION OF EISNER, LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY; AND IN ACCORDANCE WITH THE PROXIES' JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.


                                           Date _______________________________

                                           ____________________________________
                                           Signature

                                           ____________________________________
                                           Signature, if held jointly